UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

YUNHONG CTI LTD.
(Exact name of registrant as specified in charter)

Illinois	000-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 N. Pepper Road, Lake Barrington, IL 60010
(Address of principal executive offices) (Zip Code)

(847) 382-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTIB	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 4.01	Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Yunhong CTI Ltd. (the “Company”), directed the Company’s Chief Executive Officer, to call RBSM LLP (“RBSM”), the Company’s independent registered public accounting firm, on April 19, 2022. During this call, the Company informed RBSM that the Audit Committee has decided to terminate its engagement of RBSM as the Company’s independent registered public accounting firm. The Company explained that the timing of this change is influenced by the need to provide proxy materials to shareholders for the upcoming annual meeting of shareholders.

The audit reports of RBSM on the Company's consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements for the years ended December 31, 2021 and December 31, 2020 contained a paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through April 19, 2022, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to RBSM’s satisfaction, would have caused RBSM to make reference to the subject matter of such disagreement in connection with its reports and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

As disclosed in Item 9A of the Company's Annual Reports on Form 10-K for the years ended December 31, 2021 and December 31, 2020, management determined a material weakness in internal control over financial reporting related to the Company’s capabilities, processes, and controls related to limited staffing and over-reliance on certain personnel, as well as related employee turnover. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management determined that these deficiencies constitute a material weakness that was not identified and remediated as of December 31, 2021 and December 31, 2020, respectively. Based on this material weakness, management concluded that at December 31, 2021 and December 31, 2020, internal control over financial reporting was not effective.

During the years ended December 31, 2021 and December 31, 2020 and the subsequent interim period ending April 18, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

The Company has authorized RBSM to respond fully to any inquiries of the successor independent registered public accounting firm.

The Company provided RBSM with a copy of the disclosures the Company is making in this Current Report on Form 8-K and requested that RBSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether RBSM agrees with the statements made by the Company regarding RBSM and, if not, stating the respects in which it does not agree. The Company will file a copy RBSM's letter when received from RBSM, as an exhibit to an amendment to this Current Report on Form 8-K.

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(b) Newly Appointed Independent Registered Public Accountant

On April 20, 2022, the Audit Committee approved the appointment of LJ Soldinger Associates, LLC (LJSA) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The effective date of LJSA’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending is December 31, 2022. During the fiscal years ended December 31, 2021 and December 31, 2022, and the subsequent interim period through April 20, 2022, neither the Company, nor anyone acting on the Company’s behalf, has consulted with LJSA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by LJSA that LJSA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2022	YUNHONG CTI LTD.

	By:	/s/ Frank J. Cesario
	Name:	Frank J. Cesario
	Title:	Chief Executive Officer and Acting Chief Financial Officer

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